EXHIBIT 21

Subsidiaries of the Company

The following is a list of the Company’s subsidiaries as of September 30, 2004.

Name of Significant Subsidiary	Country of Incorporation	Portion of Ownership Interest

Vermio Shipping Company Limited	Marshall Islands	100%
Rupel Shipping Company Inc.	Marshall Islands	100%
Gramos Shipping Company Inc.	Marshall Islands	100%
Olympos Shipping Company Limited	Marshall Islands	100%
Helidona Shipping Company Limited	Marshall Islands	100%
Kalidromo Shipping Company Limited	Marshall Islands	100%
Mytikas Shipping Company Limited	Marshall Islands	100%
Litochoro Shipping Company Limited	Marshall Islands	100%
Falakro Shipping Company Limited	Liberia	100%
Psiloritis Shipping Company Limited	Liberia	100%
Pylio Shipping Company Limited	Liberia	100%
Idi Shipping Company Limited	Liberia	100%
Taygetus Shipping Company Limited	Liberia	100%
Pageon Shipping Company Limited	Cyprus	100%
Vardousia Shipping Company Limited	Cyprus	100%
Parnon Shipping Company Limited	Cyprus	100%
Menalo Shipping Company Limited	Cyprus	100%
Pintos Shipping Company Limited	Cyprus	100%